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UNITED STATES
19: SECURITIES AND EXCHANGE COMMISSION
20: Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the
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39: Date of Report: May 3, 2006 40: (Date of earliest event reported)
44: BDC Capital, Inc. 45: (Exact name of registrant as specified in its charter)

52: MN 53: (State or other jurisdiction 54: of incorporation)	56: 000-27225 57: (Commission File Number)	59: 411427445 60: (IRS Employer 61: Identification Number)

68: 11974 Portland Ave, Burnsville 69: (Address of principal executive offices)		72: 55337 73: (Zip Code)
77: 78: 952-890-2362 79: (Registrant's telephone number, including area code)

86: Not Applicable 87: (Former Name or Former Address, if changed since last report)
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95: Check the appropriate box below if the Form 8-K filing is intended to 96: simultaneously satisfy the filing obligation of the registrant under any of the 97: following provisions:

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o Written communications pursuant to Rule 425 under the Securities 102: Act (17 CFR 230.425)

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o Soliciting material pursuant to Rule 14a-12 under the Exchange 105: Act (17 CFR 240.14a-12)

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o Pre-commencement communications pursuant to Rule 14d-2(b) under 108: the Exchange Act (17 CFR 240.14d-2(b))

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o Pre-commencement communications pursuant to Rule 13e-4(c) under 111: the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 - Other Events

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On March 3, 2006, the Company held a special meeting of its shareholders 121: at its corporate offices in Burnsville, Minnesota. Following are the 122: proposals made and the corresponding shareholder vote:

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1. Proposal 1 - Election of Directors:

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2. Proposal 2 - Election of Carver, Moquist & O'Connor, LLC as 133: auditors for the year ending February 28, 2007. 391,234,555 Yes; 0 No; 134: 36,337,583 Abstain

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3. Authorize Board of Directors to withdraw election to be treated as 136: a Business Development Company Section 54 of the Investment Company Act 137: of 1940, at a time of their choosing. 391,091,755 Yes; 124,518 No; 138: 36,335,865 Abstain

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Each proposal was passed by more than 90% of the issued and outstanding 142: shareholders of the Company's common stock. For more details regarding each 143: proposal, please see the Company's definitive proxy materials as filed with 144: the SEC under Schedule 14A on April 14, 2006.

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SIGNATURE

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      Pursuant to the requirements of the 149: Securities Exchange Act of 1934, the registrant has duly caused this report 150: to be signed on its behalf by the undersigned hereunto duly authorized.

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Dated: July 26, 2006	BDC CAPITAL, INC. 160: By: /s/ Richard A. Pomije 161: Richard A Pomije 162: Richard A Pomije
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